Exhibit 99.1

NEWS RELEASE
For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Fourth Quarter and Full Year Results:

•                  Q4 Net sales of $786.3 million.

•                  Q4 Adjusted EBITDA of $154.9 million.

•                  As reported EPS from continuing operations of $0.15 vs. $(9.91) for Q4.

•                  As adjusted EPS from continuing operations of $0.20 vs. $0.19 for Q4.

•                  2009 Net sales of $2,962.9 million; Adjusted EBITDA of $540.5 million.

Princeton, New Jersey; February 17, 2010 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the fourth quarter and full year of 2009.

Commenting on Rockwood’s performance, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “In the fourth quarter, both our net sales and Adjusted EBITDA were higher than in the comparable quarter of 2008.  We did see a slight improvement in business conditions, but our Adjusted EBITDA was up by 17.9% mainly due to our continued focus on controlling our costs.  Our Adjusted EBITDA was 19.7% of net sales and we generated significant free cash in the quarter.”

Commenting on the full year, he said, “At the start of 2009 and throughout the recession, we indicated that Rockwood had the business portfolio, flexibility and determination to deal with the economic conditions, so that we would maintain our margins above 18% despite the significant loss of sales.  In addition, we have always emphasized Rockwood’s ability to generate significant free cash.  In 2009, although our sales decreased 12.3% versus 2008, our Adjusted EBITDA margin was 18.2% compared to 18.9% in 2008. In addition, we were able to generate $299 million of free cash, after paying interest, taxes and funding capital expenditures.”

The highlights from continuing operations for the fourth quarter and year ended December 31, 2009 are as follows:

•             Net sales were $786.3 million for the fourth quarter of 2009, up 7.4% compared to $732.3 million for the same period in the prior year.  Net sales were $2,962.9 million for the year ended December 31, 2009, down 12.3% compared to $3,380.1 million for the same period in the prior year.

•                  Adjusted EBITDA was $154.9 million for the fourth quarter of 2009, up 17.9% compared to $131.4 million for the same period in the prior year.  Adjusted EBITDA was $540.5 million for the year ended December 31, 2009, down 15.4% compared to $638.9 million for the same period in the prior year.

•                  On a constant-currency basis, net sales were down 0.9% and Adjusted EBITDA was up 8.9% for the fourth quarter of 2009, and were down 8.9% and 12.8%, respectively, for the year ended December 31, 2009.

•                  Net income from continuing operations attributable to Rockwood Holdings, Inc. for the fourth quarter of 2009 was $11.3 million, including after-tax net special charges of $3.9 million.  Net loss from continuing operations attributable to Rockwood Holdings, Inc. for the fourth quarter of 2008 was $734.1 million, including after-tax net special charges of $748.4 million primarily related to goodwill impairment charges recorded within several businesses.

Net income from continuing operations attributable to Rockwood Holdings, Inc. for the year ended December 31, 2009 was $18.3 million, including after-tax net special charges of $18.5 million.  Net loss from continuing operations attributable to Rockwood Holdings, Inc. for the year ended December 31, 2008 was $634.6 million, including after-tax net special charges of $778.5 million primarily related to the goodwill impairment charges recorded in the fourth quarter of 2008.

•                  Diluted earnings per share from continuing operations for the fourth quarter of 2009 were $0.15, including after-tax net special charges of $0.05.  Excluding net special charges, diluted earnings per share were $0.20 in the fourth quarter of 2009.  Diluted loss per share from continuing operations for the fourth quarter of 2008 was $9.91, including after-tax net special charges of $10.10.  Excluding net special charges, diluted earnings per share from continuing operations were $0.19 in the fourth quarter of 2008.

Diluted earnings per share from continuing operations for the year ended December 31, 2009 were $0.24, including after-tax net special charges of $0.25.  Excluding net special charges, diluted earnings per share from continuing operations were $0.49 for the year ended December 31, 2009.  Diluted loss per share from continuing operations for the year ended December 31, 2008 was $8.58, including after-tax net special charges of $10.47.  Excluding net special charges, diluted earnings per share from continuing operations were $1.89 for the year ended December 31, 2008.

Commenting on the outlook, Mr. Ghasemi said “As we enter the new year, it appears overall business activity is far healthier than it was a year ago, but we are not back to the levels of 2008.  In this uncertain climate, we intend to continue to focus on controlling costs, maintaining margins, generating free cash and meeting the needs of our customers.”

Fourth quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales increased 2.9%, while Adjusted EBITDA decreased 2.5%.  Excluding the favorable impact of currency changes, net sales and Adjusted EBITDA decreased 5.3% and 8.5%, respectively.

•                  In our Fine Chemicals business, lower selling prices of potash were partially offset by lower raw material costs.

•                  In our Surface Treatment business, higher selling prices and lower raw material costs were partially offset by lower volumes, particularly in general industrial applications.

•                  Performance Additives:  Net sales decreased 3.1%, while Adjusted EBITDA increased 214.5%.

•                  Adjusted EBITDA was positively impacted by lower raw material costs and cost control measures.

•                  Results were negatively impacted primarily by lower volumes of construction-related products in our Color Pigments and Services business and lower selling prices in our Timber Treatment Chemicals business.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 20.5% and 38.4%, respectively.

•                  Higher demand for titanium dioxide and functional additives had a favorable effect on results.

•                  Adjusted EBITDA was also positively impacted by productivity improvements, lower raw material costs and a favorable product mix.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 17.4% and 12.9%, respectively.

•                  Higher volumes in most applications and the impact of a bolt-on acquisition were partially offset by higher raw material costs.

•                  Specialty Compounds:  Net sales and Adjusted EBITDA increased 4.9% and 16.4%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes in consumer/industrial applications, partially offset by lower selling prices.

Corporate and other:   Corporate costs were lower in the fourth quarter of 2008 primarily due to the reversal of certain compensation accruals in the fourth quarter of 2008.

Other Items:

•                  Restructuring and other severance costs of $4.8 million were recorded in the fourth quarter of 2009 primarily related to headcount reductions and facility closures.

•                  Interest expense decreased $43.8 million in the fourth quarter of 2009 compared to the same period in the prior year.  The fourth quarter of 2009 included non-cash gains of $2.6 million and the fourth quarter of 2008 included non-cash losses of $44.7 million, representing the movement in the mark-to-market valuation of our interest rate hedges.  Excluding the impact of these gains and losses, interest expense increased $3.5 million primarily due to higher interest rates related to the amendment of our senior secured credit facility in June 2009, partially offset by debt repayments.

•                  Foreign exchange gain of $0.6 million for the fourth quarter of 2009 was primarily related to euro- and pound-denominated cash and inter-company loans.  Foreign exchange loss of $20.1 million for the fourth quarter of 2008 was primarily due to the impact of the weaker pound sterling as of December 31, 2008 versus September 30, 2008 in connection with non-operating euro-denominated transactions.

•                  Income taxes.  The effective tax rate for the fourth quarter of 2009 was 42.9% and was favorably impacted by a $1.3 million tax benefit related to foreign currency changes, as well as $1.1 million in domestic tax benefits allocated from other comprehensive income.

•                  Impairment charges. In the fourth quarter of 2008, we recorded a non-cash charge of $809.5 million to write-down the carrying value of goodwill within several businesses.  The write-down had no impact on Adjusted EBITDA or the financial covenant calculations.

•                  Net loss attributable to noncontrolling interest in the fourth quarter of 2008 primarily relates to the goodwill impairment charge recorded in the Titanium Dioxide Pigments venture.

•                  Gain on early extinguishment of debt, net.  In the fourth quarter of 2008, we redeemed €11.0 million of our senior subordinated notes due in 2014 and recorded a gain of $4.0 million.

•                  Gain on sale of discontinued operations, net of tax in the fourth quarter of 2008 primarily relates to the sale of our Pool and Spa Chemicals business in October 2008.

•                  Free cash flow was an inflow of $97.4 million for the fourth quarter of 2009. This amount consisted of net cash provided by operating activities of $92.5 million plus special items and other, net of $42.2 million, less capital expenditures, net of $37.3 million. Free cash flow was an inflow of $299.0 million for the year ended December 31, 2009.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,227.8 million as of December 31, 2009 compared to $2,342.5 million as of December 31, 2008.  The decrease in net debt was primarily due to the cash flow generated from our operations in 2009.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the fourth quarter and full year ended December 31, 2009 on Wednesday, February 17, 2010 at 11:00 am Eastern Standard Time.  The dial-in number to access the conference call in the U.S. is (800) 230-1096 and the international dial-in number is (612) 332-1213. No access code is needed for either call.  A replay of the conference call will be available through March 3, 2010 at (800) 475-6701 in the U.S., access code: 143234, and internationally at (320) 365-3844, access code: 143234.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income (loss)/diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income (loss) attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities from continuing operations, plus special items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2008 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net sales	$786.3	$732.3	$2,962.9	$3,380.1
Cost of products sold	547.6	531.3	2,107.7	2,365.8
Gross profit	238.7	201.0	855.2	1,014.3

Selling, general and administrative expenses	163.2	148.6	614.1	661.3
Goodwill impairment charges	—	809.5	—	809.5
Restructuring and other severance costs	4.8	29.6	20.8	35.3
Loss (gain) on sale of assets and other	0.8	(0.6)	0.5	(2.4)
Operating income (loss)	69.9	(786.1)	219.8	(489.4)

Other expenses, net:
Interest expense (a)	(47.6)	(91.4)	(180.2)	(231.1)
Interest income	0.9	1.8	2.1	6.0
Gain (loss) on early extinguishment of debt, net	—	4.0	(26.6)	4.0
Foreign exchange gain (loss), net	0.6	(20.1)	16.0	(32.3)
Other, net	0.2	—	0.6	0.7
Other expenses, net	(45.9)	(105.7)	(188.1)	(252.7)

Income (loss) from continuing operations before taxes	24.0	(891.8)	31.7	(742.1)
Income tax provision (benefit)	10.3	(74.5)	17.2	(23.9)
Income (loss) from continuing operations	13.7	(817.3)	14.5	(718.2)
(Loss) income from discontinued operations, net of tax	(0.5)	0.4	2.8	3.3
Gain on sale of discontinued operations, net of tax	—	42.9	—	42.9
Net income (loss)	13.2	(774.0)	17.3	(672.0)
Net (income) loss attributable to noncontrolling interest	(2.4)	83.2	3.8	83.6
Net income (loss) attributable to Rockwood Holdings, Inc.	$10.8	$(690.8)	$21.1	$(588.4)

Amounts attributable to Rockwood Holdings, Inc.:
Income (loss) from continuing operations	$11.3	$(734.1)	$18.3	$(634.6)
(Loss) income from discontinued operations	(0.5)	43.3	2.8	46.2
Net income (loss)	$10.8	$(690.8)	$21.1	$(588.4)

Basic earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.15	$(9.91)	$0.25	$(8.58)
Earnings from discontinued operations	—	0.58	0.03	0.63
Basic earnings (loss) per share	$0.15	$(9.33)	$0.28	$(7.95)

Diluted earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.15	$(9.91)	$0.24	$(8.58)
(Loss) earnings from discontinued operations	(0.01)	0.58	0.04	0.63
Diluted earnings (loss) per share	$0.14	$(9.33)	$0.28	$(7.95)

Weighted average number of basic shares outstanding	74,134	74,059	74,096	73,983

Weighted average number of diluted shares outstanding	76,237	74,059	74,851	73,983

(a) Interest expense includes:
Interest expense on debt	$(48.5)	$(44.2)	$(176.2)	$(170.0)
Mark-to-market gains (losses) on interest rate swaps	2.6	(44.7)	3.9	(51.5)
Deferred financing costs	(1.7)	(2.5)	(7.9)	(9.6)
Total	$(47.6)	$(91.4)	$(180.2)	$(231.1)

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$300.5	$468.7
Accounts receivable, net	450.4	464.6
Inventories	517.0	641.0
Deferred income taxes	12.5	22.1
Prepaid expenses and other current assets	66.5	65.9
Total current assets	1,346.9	1,662.3
Property, plant and equipment, net	1,702.5	1,752.2
Goodwill	939.2	917.8
Other intangible assets, net	704.7	754.8
Deferred debt issuance costs, net of accumulated amortization of $10.8 and $39.2, respectively	26.0	39.1
Deferred income taxes	24.9	11.6
Other assets	37.5	39.5
Total assets	$4,781.7	$5,177.3
LIABILITIES
Current liabilities:
Accounts payable	$238.0	$260.8
Income taxes payable	11.5	4.1
Accrued compensation	77.7	92.6
Restructuring liability	7.5	18.9
Accrued expenses and other current liabilities	149.1	198.5
Deferred income taxes	2.6	9.0
Long-term debt, current portion	94.2	90.9
Total current liabilities	580.6	674.8
Long-term debt	2,434.1	2,720.3
Pension and related liabilities	410.1	352.0
Deferred income taxes	69.1	97.6
Other liabilities	145.5	191.6
Total liabilities	3,639.4	4,036.3
Restricted stock units	1.5	2.1
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,259 shares issued and 74,165 shares outstanding at December 31, 2009; 400,000 shares authorized, 74,155 shares issued and 74,061 shares outstanding at December 31, 2008)	0.7	0.7
Paid-in capital	1,169.2	1,163.5
Accumulated other comprehensive income	204.5	204.0
Accumulated deficit	(522.2)	(543.3)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	850.8	823.5
Noncontrolling interest	290.0	315.4
Total equity	1,140.8	1,138.9
Total liabilities and equity	$4,781.7	$5,177.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

	Year ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$17.3	$(672.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	(2.8)	(3.3)
Gain on sale of discontinued operations, net of tax	—	(42.9)
Depreciation and amortization	283.0	258.9
Deferred financing costs amortization	7.9	9.6
Loss (gain) on early extinguishment of debt (a)	26.6	(4.0)
Foreign exchange (gain) loss, net	(16.0)	32.3
Fair value adjustment of derivatives	(3.9)	51.5
Bad debt provision	0.5	3.4
Acquired in-process research and development	—	2.9
Stock-based compensation	4.7	4.1
Deferred income taxes	(14.5)	(64.5)
Impairment charges	—	809.5
Loss on sale of assets and other	1.0	0.7
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	26.1	36.8
Inventories	133.5	(66.8)
Prepaid expenses and other assets	0.3	10.5
Accounts payable	(21.2)	(52.1)
Income taxes payable	5.4	(1.4)
Accrued expenses and other liabilities	(80.9)	(28.6)
Net cash provided by operating activities of continuing operations	367.0	284.6
Net cash provided by operating activities of discontinued operations	—	12.0
Net cash provided by operating activities	367.0	296.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees and payments for prior acquisitions, net of cash aquired	(6.4)	(226.7)
Post closing purchase price consideration	—	29.8
Capital expenditures, excluding capital leases	(154.1)	(224.0)
Cross-currency swap settlement	(32.9)	—
Contractual advance to Titanium Dioxide Pigments noncontrolling shareholder	(16.0)	—
Proceeds on sale of assets	8.2	9.1
Net cash used in investing activities of continuing operations	(201.2)	(411.8)
Net cash (used in) provided by investing activities of discontinued operations, including net sale proceeds of $122.0 in 2008	(0.5)	116.3
Net cash used in investing activities	(201.7)	(295.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	1.0	2.3
Prepayment of 2014 Notes	(146.8)	(10.2)
Proceeds from Titanium Dioxide Pigments revolving credit facility	14.1	—
Prepayment of senior secured debt	(102.3)	—
Repayment of senior secured debt	(56.5)	(68.7)
Payments on other long-term debt	(5.5)	(30.9)
Deferred financing costs	(14.9)	(5.0)
Fees related to early extinguishment of debt	(12.0)	—
Loan from Viance noncontrolling shareholder	2.0	—
Titanium Dioxide Pigments venture financing	—	362.5
Payment of assumed debt to Titanium Dioxide Pigments noncontrolling shareholder	—	(141.4)
Distribution to noncontrolling shareholder	—	(3.9)
Net cash (used in) provided by financing activities of continuing operations	(320.9)	104.7
Net cash used in financing activities of discontinued operations	—	—
Net cash (used in) provided by financing activities	(320.9)	104.7
Effect of exchange rate changes on cash and cash equivalents	(12.6)	12.8
Net (decrease) increase in cash and cash equivalents	(168.2)	118.6
Cash and cash equivalents of continuing operations, beginning of period	468.7	350.1
Cash and cash equivalents of continuing operations, end of period	$300.5	$468.7

(a)          Includes the write-off of deferred financing costs of $20.9 and lender fees related to the early extinguishment of debt of $12.0, partially offset by a discount on the prepayment of the 2014 Notes of $6.3.

Supplemental disclosures of cash flow information:
Interest paid	$164.3	$167.3
Income taxes paid, net of refunds	26.0	41.9
Non-cash investing activities:
Titanium Dioxide Pigments venture formation, net	—	246.0
Acquisition of capital equipment	17.6	22.7
Fees related to early extinguishment of debt	0.4	—

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Three Months Ended
	December 31,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$273.6	$265.9	2.9%
Performance Additives	153.9	158.8	(3.1)
Titanium Dioxide Pigments	185.5	154.0	20.5
Advanced Ceramics	118.6	101.0	17.4
Specialty Compounds	53.2	50.7	4.9
Corporate and other	1.5	1.9	(21.1)
Total (a)	$786.3	$732.3	7.4%

Adjusted EBITDA

	Three Months Ended
	December 31,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$69.8	$71.6	(2.5)%
Performance Additives	23.9	7.6	214.5
Titanium Dioxide Pigments	31.7	22.9	38.4
Advanced Ceramics	32.4	28.7	12.9
Specialty Compounds	8.5	7.3	16.4
Corporate and other	(11.4)	(6.7)	(70.1)
Adjusted EBITDA from continuing operations	154.9	131.4	17.9
Discontinued operations - Pool and Spa Chemicals	—	0.3	(100.0)
Total Adjusted EBITDA	$154.9	$131.7	17.6%

(a) Excludes net sales of $2.9 million for the three months ended December 31, 2008 from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Year Ended
	December 31,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$996.6	$1,232.6	(19.1)%
Performance Additives	671.5	835.6	(19.6)
Titanium Dioxide Pigments	666.3	534.8	24.6
Advanced Ceramics	412.2	505.9	(18.5)
Specialty Compounds	210.7	261.5	(19.4)
Corporate and other	5.6	9.7	(42.3)
Total (a)	$2,962.9	$3,380.1	(12.3)%

Adjusted EBITDA

	Year Ended
	December 31,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$245.7	$313.0	(21.5)%
Performance Additives	95.1	107.1	(11.2)
Titanium Dioxide Pigments	97.3	83.1	17.1
Advanced Ceramics	107.7	150.2	(28.3)
Specialty Compounds	34.0	34.0	—
Corporate and other	(39.3)	(48.5)	19.0
Adjusted EBITDA from continuing operations	540.5	638.9	(15.4)
Discontinued operations - Pool and Spa Chemicals	—	5.4	(100.0)
Total Adjusted EBITDA	$540.5	$644.3	(16.1)%

(a) Excludes net sales of $54.9 million for the year ended December 31, 2008 from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Net Sales:
Specialty Chemicals	$273.6	$265.9	$7.7	2.9%
Performance Additives	153.9	158.8	(4.9)	(3.1)
Titanium Dioxide Pigments	185.5	154.0	31.5	20.5
Advanced Ceramics	118.6	101.0	17.6	17.4
Specialty Compounds	53.2	50.7	2.5	4.9
Corporate and other	1.5	1.9	(0.4)	(21.1)
Total	$786.3	$732.3	$54.0	7.4%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$21.8	$(14.1)	(5.3)%
Performance Additives	6.0	(10.9)	(6.9)
Titanium Dioxide Pigments	19.9	11.6	7.5
Advanced Ceramics	11.2	6.4	6.3
Specialty Compounds	1.5	1.0	2.0
Corporate and other	0.2	(0.6)	(31.6)
Total	$60.6	$(6.6)	(0.9)%

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$69.8	$71.6	$(1.8)	(2.5)%
Performance Additives	23.9	7.6	16.3	214.5
Titanium Dioxide Pigments	31.7	22.9	8.8	38.4
Advanced Ceramics	32.4	28.7	3.7	12.9
Specialty Compounds	8.5	7.3	1.2	16.4
Corporate and other	(11.4)	(6.7)	(4.7)	(70.1)
Adjusted EBITDA from continuing operations	154.9	131.4	23.5	17.9
Discontinued operations - Pool and Spa Chemicals	—	0.3	(0.3)	(100.0)
Total Adjusted EBITDA	$154.9	$131.7	$23.2	17.6%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$4.3	$(6.1)	(8.5)%
Performance Additives	0.9	15.4	202.6
Titanium Dioxide Pigments	3.3	5.5	24.0
Advanced Ceramics	3.4	0.3	1.0
Specialty Compounds	0.2	1.0	13.7
Corporate and other	(0.3)	(4.4)	(65.7)
Adjusted EBITDA from continuing operations	11.8	11.7	8.9
Discontinued operations - Pool and Spa Chemicals	—	(0.3)	(100.0)
Total Adjusted EBITDA	$11.8	$11.4	8.7%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Year Ended
	December 31,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Net Sales:
Specialty Chemicals	$996.6	$1,232.6	$(236.0)	(19.1)%
Performance Additives	671.5	835.6	(164.1)	(19.6)
Titanium Dioxide Pigments	666.3	534.8	131.5	24.6
Advanced Ceramics	412.2	505.9	(93.7)	(18.5)
Specialty Compounds	210.7	261.5	(50.8)	(19.4)
Corporate and other	5.6	9.7	(4.1)	(42.3)
Total	$2,962.9	$3,380.1	$(417.2)	(12.3)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(44.9)	$(191.1)	(15.5)%
Performance Additives	(31.2)	(132.9)	(15.9)
Titanium Dioxide Pigments	(9.0)	140.5	26.3
Advanced Ceramics	(17.3)	(76.4)	(15.1)
Specialty Compounds	(12.2)	(38.6)	(14.8)
Corporate and other	(0.3)	(3.8)	(39.2)
Total	$(114.9)	$(302.3)	(8.9)%

	Year Ended
	December 31,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$245.7	$313.0	$(67.3)	(21.5)%
Performance Additives	95.1	107.1	(12.0)	(11.2)
Titanium Dioxide Pigments	97.3	83.1	14.2	17.1
Advanced Ceramics	107.7	150.2	(42.5)	(28.3)
Specialty Compounds	34.0	34.0	—	—
Corporate and other	(39.3)	(48.5)	9.2	19.0
Adjusted EBITDA from continuing operations	540.5	638.9	(98.4)	(15.4)
Discontinued operations - Pool and Spa Chemicals	—	5.4	(5.4)	(100.0)
Total Adjusted EBITDA	$540.5	$644.3	$(103.8)	(16.1)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(6.2)	$(61.1)	(19.5)%
Performance Additives	(4.1)	(7.9)	(7.4)
Titanium Dioxide Pigments	(1.0)	15.2	18.3
Advanced Ceramics	(4.5)	(38.0)	(25.3)
Specialty Compounds	(1.3)	1.3	3.8
Corporate and other	0.7	8.5	17.5
Adjusted EBITDA from continuing operations	(16.4)	(82.0)	(12.8)
Discontinued operations - Pool and Spa Chemicals	—	(5.4)	(100.0)
Total Adjusted EBITDA	$(16.4)	$(87.4)	(13.6)%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2009

Income (loss) from continuing operations before taxes	$26.8	$(6.4)	$5.9	$6.8
Interest expense	19.7	8.7	4.9	10.0
Interest income	—	0.1	(1.3)	0.2
Depreciation and amortization	19.2	16.3	21.5	13.9
Restructuring and other severance costs	1.4	0.7	—	1.6
Systems/organization establishment expenses	0.1	0.4	0.6	—
Acquisition and disposal costs	0.1	2.7	0.1	—
Loss on sale of assets and other	0.6	—	—	0.2
Foreign exchange loss (gain), net	1.8	0.1	—	(0.4)
Other	0.1	1.3	—	0.1
Total Adjusted EBITDA	$69.8	$23.9	$31.7	$32.4

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended December 31, 2009

Income (loss) from continuing operations before taxes	$3.5	$(12.6)	$24.0
Interest expense	2.8	1.5	47.6
Interest income	—	0.1	(0.9)
Depreciation and amortization	2.4	1.2	74.5
Restructuring and other severance costs	—	1.1	4.8
Systems/organization establishment expenses	—	(0.3)	0.8
Acquisition and disposal costs	—	0.1	3.0
Loss on sale of assets and other	—	—	0.8
Foreign exchange loss (gain), net	—	(2.1)	(0.6)
Other	(0.2)	(0.4)	0.9
Total Adjusted EBITDA	$8.5	$(11.4)	$154.9

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2008

Income (loss) from continuing operations before taxes	$17.8	$(483.7)	$(257.3)	$2.1
Interest expense	15.2	7.8	11.3	7.8
Interest income	(0.3)	0.2	(0.1)	(0.1)
Depreciation and amortization	18.7	16.3	17.0	11.4
Goodwill impairment charges	—	456.6	247.7	—
Restructuring and other severance costs	16.4	7.1	0.2	3.6
Systems/organization establishment expenses	1.3	1.5	2.7	—
Acquisition and disposal costs	—	0.8	—	—
Inventory write-up charges	0.2	—	1.2	1.3
Gain on early extinguishment of debt, net	—	—	—	—
(Gain) loss on sale of assets and other	(0.8)	—	0.3	(0.1)
Acquired in-process research and development	—	(0.2)	—	0.3
Foreign exchange loss (gain), net	2.9	0.2	(0.2)	2.3
Other	0.2	1.0	0.1	0.1
Adjusted EBITDA from continuing operations	71.6	7.6	22.9	28.7
Discontinued operations - Pool and Spa Chemicals	—	0.3	—	—
Total Adjusted EBITDA	$71.6	$7.9	$22.9	$28.7

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended December 31, 2008

Income (loss) from continuing operations before taxes	$(103.6)	$(67.1)	$(891.8)
Interest expense	2.4	46.9	91.4
Interest income	(0.1)	(1.4)	(1.8)
Depreciation and amortization	3.0	1.9	68.3
Goodwill impairment charges	105.2	—	809.5
Restructuring and other severance costs	0.3	2.0	29.6
Systems/organization establishment expenses	0.1	0.2	5.8
Acquisition and disposal costs	—	—	0.8
Inventory write-up charges	—	—	2.7
Gain on early extinguishment of debt, net	—	(4.0)	(4.0)
(Gain) loss on sale of assets and other	—	—	(0.6)
Acquired in-process research and development	—	—	0.1
Foreign exchange loss (gain), net	—	14.9	20.1
Other	—	(0.1)	1.3
Adjusted EBITDA from continuing operations	7.3	(6.7)	131.4
Discontinued operations - Pool and Spa Chemicals	—	—	0.3
Total Adjusted EBITDA	$7.3	$(6.7)	$131.7

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2009

Income (loss) from continuing operations before taxes	$86.5	$(15.0)	$(8.3)	$5.3
Interest expense	69.2	31.4	26.3	36.3
Interest income	(0.9)	0.4	(1.7)	(0.2)
Depreciation and amortization	74.1	62.7	77.7	52.0
Restructuring and other severance costs	5.8	6.3	0.1	7.1
Systems/organization establishment expenses	0.7	2.1	3.1	0.3
Acquisition and disposal costs	0.1	2.7	0.1	—
Loss on early extinguishment of debt, net	11.6	2.4	—	7.2
Loss on sale of assets and other	0.3	—	—	0.2
Foreign exchange (gain) loss, net	(4.2)	0.1	—	(0.6)
Other	2.5	2.0	—	0.1
Total Adjusted EBITDA	$245.7	$95.1	$97.3	$107.7

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Year ended December 31, 2009

Income (loss) from continuing operations before taxes	$12.2	$(49.0)	$31.7
Interest expense	10.2	6.8	180.2
Interest income	—	0.3	(2.1)
Depreciation and amortization	10.7	5.8	283.0
Restructuring and other severance costs	0.2	1.3	20.8
Systems/organization establishment expenses	—	0.1	6.3
Acquisition and disposal costs	—	0.1	3.0
Loss on early extinguishment of debt, net	0.8	4.6	26.6
Loss on sale of assets and other	—	—	0.5
Foreign exchange (gain) loss, net	—	(11.3)	(16.0)
Other	(0.1)	2.0	6.5
Total Adjusted EBITDA	$34.0	$(39.3)	$540.5

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2008

Income (loss) from continuing operations before taxes	$166.5	$(470.6)	$(266.3)	$61.3
Interest expense	56.2	30.4	37.9	34.2
Interest income	(1.2)	1.3	(0.2)	(0.2)
Depreciation and amortization	69.7	67.2	56.3	47.0
Goodwill impairment charges	—	456.6	247.7	—
Restructuring and other severance costs	17.2	10.3	0.2	4.5
Systems/organization establishment expenses	2.7	5.1	3.4	0.3
Acquisition and disposal costs	—	0.9	—	—
Inventory write-up charges	0.8	1.5	3.3	1.3
Gain on early extinguishment of debt, net	—	—	—	—
(Gain) loss on sale of assets and other	(1.3)	—	1.1	0.1
Acquired in-process research and development	—	2.6	—	0.3
Foreign exchange loss (gain), net	2.9	0.3	(0.3)	1.4
Other	(0.5)	1.5	—	—
Adjusted EBITDA from continuing operations	313.0	107.1	83.1	150.2
Discontinued operations - Pool and Spa Chemicals	—	5.4	—	—
Total Adjusted EBITDA	$313.0	$112.5	$83.1	$150.2

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Year ended December 31, 2008

Income (loss) from continuing operations before taxes	$(92.8)	$(140.2)	$(742.1)
Interest expense	9.3	63.1	231.1
Interest income	(0.5)	(5.2)	(6.0)
Depreciation and amortization	11.3	7.4	258.9
Goodwill impairment charges	105.2	—	809.5
Restructuring and other severance costs	0.7	2.4	35.3
Systems/organization establishment expenses	0.4	1.0	12.9
Acquisition and disposal costs	0.4	0.4	1.7
Inventory write-up charges	—	—	6.9
Gain on early extinguishment of debt, net	—	(4.0)	(4.0)
(Gain) loss on sale of assets and other	—	(2.3)	(2.4)
Acquired in-process research and development	—	—	2.9
Foreign exchange loss (gain), net	—	28.0	32.3
Other	—	0.9	1.9
Adjusted EBITDA from continuing operations	34.0	(48.5)	638.9
Discontinued operations - Pool and Spa Chemicals	—	—	5.4
Total Adjusted EBITDA	$34.0	$(48.5)	$644.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss) attributable to Rockwood Holdings, Inc.	$10.8	$(690.8)	$21.1	$(588.4)
Net gain (loss) attributable to noncontrolling interest	2.4	(83.2)	(3.8)	(83.6)
Net income (loss)	13.2	(774.0)	17.3	(672.0)
Income tax provision (benefit)	10.3	(74.5)	17.2	(23.9)
Loss (income) from discontinued operations, net of tax	0.5	(0.4)	(2.8)	(3.3)
Gain on sale of discontinued operations, net of tax	—	(42.9)	—	(42.9)
Income (loss) from continuing operations before taxes	24.0	(891.8)	31.7	(742.1)
Interest expense	47.6	91.4	180.2	231.1
Interest income	(0.9)	(1.8)	(2.1)	(6.0)
Depreciation and amortization	74.5	68.3	283.0	258.9
Goodwill impairment charges	—	809.5	—	809.5
Restructuring and other severance costs	4.8	29.6	20.8	35.3
Systems/organization establishment expenses	0.8	5.8	6.3	12.9
Acquisition and disposal costs	3.0	0.8	3.0	1.7
Inventory write-up charges	—	2.7	—	6.9
(Gain) loss on early extinguishment of debt, net	—	(4.0)	26.6	(4.0)
Loss (gain) on sale of assets and other	0.8	(0.6)	0.5	(2.4)
Acquired in-process research and development	—	0.1	—	2.9
Foreign exchange (gain) loss, net	(0.6)	20.1	(16.0)	32.3
Other	0.9	1.3	6.5	1.9
Adjusted EBITDA from continuing operations	154.9	131.4	540.5	638.9
Discontinued operations - Pool and Spa Chemicals	—	0.3	—	5.4
Total Adjusted EBITDA	$154.9	$131.7	$540.5	$644.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) /Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	December 31, 2009		December 31, 2008
	Net Income from Continuing	Diluted EPS	Net Loss from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$11.3	$0.15	$(734.1)	$(9.91)

Anti-dilution adjustment	—	—	—	0.02 (b)

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	3.4	0.04	22.3	0.30
Acquisition and disposal costs	2.6	0.03	0.8	0.01
Losses on asset sales and other	0.6	0.01	—	—
Systems/organization establishment expenses	0.4	0.01	3.8	0.05
Goodwill impairment charges	—	—	675.7	9.11
Mark-to-market swap loss	—	—	42.9	0.58
Foreign exchange losses on financing activities	—	—	35.6	0.48
Inventory write-up charges	—	—	1.7	0.02
Other	1.5	0.01	0.9	0.01
Subtotal	8.5	0.10	783.7	10.56

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(1.8)	(0.02)	—	—
Mark-to-market swap gain	(1.7)	(0.02)	—	—
Tax allocation from other comprehensive income	(1.1)	(0.01)	(27.3)	(0.37)
Gain on early extinguishment of debt, net	—	—	(4.0)	(0.05)
Impact of tax rate changes	—	—	(3.6)	(0.05)
Gains on asset sales and other	—	—	(0.4)	(0.01)
Subtotal	(4.6)	(0.05)	(35.3)	(0.48)

Total adjustments (a)	3.9	0.05	748.4	10.10 (c)

As adjusted	$15.2	$0.20	$14.3	$0.19

Weighted average number of diluted shares outstanding		76,237		74,209

(a) The tax effects of the adjustments are $3.2 million and $161.6 million for the three months ended December 31, 2009 and 2008, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

(b) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive.  However, on an adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 74,209 compared to as reported diluted shares outstanding of 74,059.

(c) Includes anti-dilution adjustment. See (b).

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Year Ended		Year Ended
	December 31, 2009		December 31, 2008
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$18.3	$0.24	$(634.6)	$(8.58)

Anti-dilution adjustment	—	—	—	0.24 (b)

Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt, net	19.4	0.26	—	—
Restructuring and other severance costs	15.9	0.21	26.5	0.35
Systems/organization establishment expenses	4.2	0.06	9.7	0.13
Acquisition and disposal costs	2.6	0.03	1.5	0.02
Losses on asset sales and other	0.4	0.01	—	—
Goodwill impairment charges	—	—	675.7	8.88
Foreign exchange losses on financing activities	—	—	53.1	0.70
Mark-to-market swap loss	—	—	49.4	0.65
Inventory write-up charges	—	—	4.2	0.05
Other	5.7	0.09	3.5	0.04
Subtotal	48.2	0.66	823.6	10.82

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(21.6)	(0.29)	—	—
Mark-to-market swap gain	(4.9)	(0.07)	—	—
Impact of tax rate changes	(1.8)	(0.03)	(3.6)	(0.05)
Tax allocation from other comprehensive income	(1.4)	(0.02)	(35.2)	(0.46)
Gain on early extinguishment of debt, net	—	—	(4.0)	(0.05)
Gains on asset sales and other	—	—	(2.3)	(0.03)
Subtotal	(29.7)	(0.41)	(45.1)	(0.59)

Total adjustments (a)	18.5	0.25	778.5	10.47 (c)

As adjusted	$36.8	$0.49	$143.9	$1.89

Weighted average number of diluted shares outstanding		74,851		76,092

(a) The tax effects of the adjustments are $25.3 million and $170.0 million for the year ended December 31, 2009 and 2008, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

(b) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive.  However, on an adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 76,092 compared to as reported diluted shares outstanding of 73,983.

(c) Includes anti-dilution adjustment. See (b).